Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Xenia Hotels & Resorts, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 ASR (No. 333‑220400) and on Form S-8 (No. 333-201829) of Xenia Hotels & Resorts, Inc. of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Xenia Hotels & Resorts, Inc. as of December 31, 2017 and 2016, and the related combined consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Xenia Hotels & Resorts, Inc.

/s/ KPMG LLP
Orlando, Florida
February 27, 2018
Certified Public Accountants